Exhibit 99.1


                             JOINT FILER INFORMATION


Designated  Filer:                   Gary R. Garrabrant
Issuer & Ticker Symbol:              Capital Trust, Inc.
Date of Event Requiring Statement:   3/18/2004
Other Reporting Person:

1.     GRG Investment Partnership LP
       c/o Gary R. Garrabrant
       Two North Riverside Plaza
       Chicago, IL 60606


The Other Reporting Person listed above is a joint filer on this Form 4 with the Designated Filer, Gary R. Garrabrant. The Other Reporting Person listed above has a direct beneficial ownership of the securities of the Issuer reported by the Designated Filer as indirect beneficial ownership as described in Note 2 to the Form 4 (see Explanation of Responses).



                       GRG Investment Partnership, LP

                       By: /s/  Brian H. Oswald, on behalf of Gary R. Garrabrant
                           -----------------------------------------------------
                           Name: Gary R. Garrabrant
                           Title: General Partner